INTEGRATED ELECTRICAL SERVICES, INC

LONG TERM INCENTIVE PLAN
PLAN DOCUMENT

SECTION 1.	PURPOSE.

This Long Term Incentive Plan (“LTIP”) has been established for certain officers of Integrated Electrical Services, Inc. and certain of its subsidiaries to foster and promote the long term financial success of the Company and increase shareholder value by (a) strengthening the Company’s ability to develop, maintain and retain effective senior management; (b) motivating superior performance by means of long term performance related incentives linked to business performance; (c) encouraging and providing for ownership interests in the Company by its senior management; (d) attracting and retaining qualified senior management personnel by providing incentive compensation opportunities competitive with comparable companies; and (e) enabling senior management to participate in the long term financial growth and financial success of the Company. The terms, conditions and provisions of the Plan shall be as follows:

SECTION 2.	DEFINITIONS .

Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine, and neuter pronouns are interchangeable and that each comprehends the others.

(a)	" Award " means a grant of Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Awards, or any or all of them.

(b)

" Base Salary " means a Participant's regular basic annual rate of compensation prior to any reduction thereof under a salary reduction agreement pursuant to Section 401(k) or Section 125 of the Code and shall not include (without limitation) cost of living allowances, auto allowances, fees, retainers, reimbursements, bonuses, incentive awards, prizes or similar payments.

(c)	“ Board ” shall mean the Board of Directors of the Company.

(d)

" Cause " for termination by the Company or a Subsidiary of a Participant's employment, means (i) Executive’s willful, material and irreparable breach of his terms of employment as provided herein or otherwise (which remains uncured ten (10) business days after delivery of written notice specifically identifies such breach); (ii) Executive’s gross negligence in the performance or intentional nonperformance (in either case continuing for ten (10) business days after receipt of written notice of need to cure and sets forth such duty and responsibility) of any of Executive’s material duties and responsibilities to the Company; (iii) Executive’s dishonesty or fraud with respect to the business, reputation or affairs of the Company which materially and adversely affects the Company (monetarily or otherwise); (iv) Executive’s conviction of a felony or crime involving moral turpitude; (v) Executive’s confirmed drug or alcohol abuse that materially affects Executive’s service or results in a material violation of the Company’s drug or alcohol abuse policy; or (vi) Executive’s material violation of the Company’s personnel or similar policy, such policy having been made available to Executive by the Company which materially and adversely affects the Company and which remains uncured or continues ten (10) business days after delivery of written notice) and such notice specifically sets forth said violation.

(e)	" Change of Control " has the meaning ascribed to it in the IES 2006 Equity Plan.

(f)

“ Committee ” shall mean the Compensation Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors each of whom is an “outside director” within the meaning of Section 162(m).

(g)	“ Company ” shall mean Integrated Electrical Services, Inc.

(h)	“ Disability ” shall have the meaning ascribed to it in the IES 2006 Equity Plan.

(i)	“ Fiscal Year ” shall refer to the Company’s annual financial reporting period which begins on October 1st of each year and ends the following September 30 th .

(j)

" Good Reason " for termination by a Participant of his employment means the occurrence (without the Participant's express written consent) of any one of the following acts, or failure to act, unless such act or failure to act is corrected prior to the date of termination specified in a notice of termination by Participant given in respect thereof at least 30 days prior to the effective date of his termination: ( i ) any material reduction in Executive’s position, duties, authority or compensation from those described in this Agreement; or (ii ) any relocation of the Company’s corporate office that is more than fifty (50) miles from its current location; or (iii ) the Company’s breach of a material term of this Agreement or material duty owed to the Executive; provided that either of the events described in clauses (i ), ( ii ), and (iii ) of this Section shall constitute Good Reason only if the Company fails to cure such event within ten (10) business days after receipt from Executive of written notice of the event which constitutes Good Reason; provided, further, that “Good Reason” shall cease to exist for an event on the sixtieth (60th) day following the later of its occurrence or Executive’s knowledge thereof, unless Executive has given the Company written notice thereof prior to such date.

(k)

“ Named Executive Officer ” shall include the Chief Executive Officer, C hief Financial Officer, the three other most highly compensated executive officers , plus any other officer designated as a Named Executive Officer (“NEO”) by the Board of Directors.

(l)	“ Participant ” shall mean a Named Executive Officer (“NEO”) of the Company designated as a participant under the Plan.

(m)

“ Performance Period ” shall means the time period, which shall not be less than one year, during which performance objectives must be met in order for a Participant to earn Performance Shares granted under this Plan. The Performance Period with respect to each Award under this Plan shall be determined by the Committee.

(n)	“ Plan ” shall mean the Integrated Electrical Services Long Term Incentive Plan, as set forth herein and as may be amended from time to time.

(o)	" Scheduled Vesting Date " shall have the meaning ascribed to it in Section 7 hereof.

(p)	“ Section 162(m) ” shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (including any proposed regulations).

(q)	“ Subsidiary ” shall mean any corporation in which the Company owns, directly or indirectly, stock representing more than 50% of the voting power of all classes of stock entitled to vote.

SECTION 3.	ADMINISTRATION .

The Plan will be administered by the Compensation Committee (“Committee”) of the Board of Directors.

(a)

Authority of Committee . The Plan shall be administered by the Committee, which shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan . Such powers to include the authority (within the limitations described herein):

i.	to select the persons to be granted Awards under the Plan,

ii.	to determine the type, size and terms of Awards to be made to each Named Executive Officer selected,

iii.	to determine the time when Awards are to be made and any conditions which must be satisfied before an Award is made,

iv.	to establish objectives and conditions for earning Awards,

v.	to determine whether an Award shall be evidenced by an agreement and, if so, to determine the terms of such agreement (which shall not be inconsistent with the Plan) and who must sign such agreement,

vi.	to determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of the Performance Period,

vii.	to determine if and when an Award may be deferred,

viii.	to determine whether the amount or payment of an Award should be increased, reduced or eliminated, and

ix.	to determine the guidelines and/or procedures for the payment or exercise of Awards.

(b)

Interpretation of Plan . The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including IES, its shareholders and any person receiving an Award under the Plan.

(c)

Delegation of Authority . To the extent not prohibited by law, the Committee may delegate its authority hereunder and may grant authority to designate employees of the Company to execute documents on behalf of the Committee or to otherwise assist the Committee in the administration and operation of the Plan.

SECTION 4.	ELIGIBILITY AND PARTICIPATION.

The following shall be Participants in the Plan: each individual (a) who as of the commencement of each Performance Period is a member of the Executive Committee unless the Compensation Committee within 120 days after the commencement of a Performance Period determines that with respect to such Performance Period such individual shall not be a Participant or (b) who is designated by the Compensation Committee as a Participant with respect to a Performance Period no more than 120 days after the commencement of such Performance Period. A person designated as a Participant during the first year for the applicable Performance Period shall remain a Participant for such applicable Performance Period. No person has, or at any time will have, any right to be selected for current or future participation in the Plan.

SECTION 5.	ESTABLISHMENT OF PERFORMANCE PERIOD AND GOALS.

The first Performance Period under this Plan shall be the period commencing on October 1, 2007 and ending on September 30, 2009. New Performance Periods shall commence on October 1st of each successive fiscal year. The Committee may, in its sole discretion, establish the duration of the Performance Period, provided such period may not be less than one year.

No later than 90 days after the commencement of each Performance Period (or than such earlier or later date as may be the applicable deadline for compensation payable hereunder for such Performance Period to qualify as “performance-based” under section 162(m)(4)(C) of the Code, hereafter referred to as the “Establishment Deadline” for each successive Performance Period), the Committee shall establish in writing the method for computing the amount of compensation that each participant in the Plan can earn under the Plan for such Performance Period if the performance goals established by the Committee for such Performance Period are attained in whole or in part.

No later than the Establishment Deadline for each Performance Period, the Committee shall establish in writing the performance goals for the Performance Period, which may include any of the following performance criteria (either alone or in any combination) as the Committee may determine: return on net assets, sales, net asset turnover, cash flow, cash flow from operations, operating profit, net operating profit, income from operations, operating margin, net income margin, return on total assets, return on gross assets, return on total capital, working capital turnover, economic value added, shareholder value added, enterprise value, receivables growth, earnings to fixed charges ratios, customer satisfaction, customer service, or developing and/or implementing action plans or strategies. The foregoing criteria shall have any reasonable definitions that the Committee may specify at the time such criteria are adopted. Any such performance criterion or combination of such criteria may apply to a participant’s award opportunity in its entirety, or to any designated portion or portions of the award opportunity, as the Committee may specify.

SECTION 6.	AWARDS .

Each Participant in the Plan is entitled to an Award each year based on a percentage of his annual base salary rate in effect on the first day of the Performance Period. This award is referred to as the “LTIP Target Bonus”. One-half of the LTIP Target Bonus is payable as the retention component in the form of restricted stock. The remaining one-half of the LTIP Target Bonus is performance vesting restricted stock based on achievement of against predetermined earnings per share targets over a two year measurement period. Specifically, the LTIP Target Award provides for:

(a)

Retention Component . Annual grant of restricted stock units to eligible Participants equal to one-half of the Participants LTIP Target Bonus. Restricted Stock Unit awards will vest in full on the three year anniversary of the grant date if the executive officer is employed with the Company at the end of such period.

(b)

Performance-Based Component . Annual grant of additional restricted stock units subject to performance-based vesting equal to one-half of the Participants LTIP Target Bonus. Restricted Stock Unit awards will vest in full on the three year anniversary of the grant date if (i) the Company attains LTIP performance target(s) during the applicable Performance Period following the grant date and (ii) if the executive officer is employed with the Company at the end of such period. The Stock Price Target is equal to the average closing price of IES common stock on the 20 consecutive trading days preceding the grant date

The Performance-Based component of the LTIP Award shall be determined by the Committee at the end of each Performance Period based on a Participant’s Individual Target Award and the Company’s achievement of its Performance Target established by the Company for that Performance Period.

For grant purposes, restricted stock units awarded under the Long Term Incentive Plan, whether restricted stock and performance share units, will be rounded up or down to the nearest 100 shares.

SECTION 7.	DISTRIBUTIONS.

Awards shall be distributed under the Plan for any Performance Period solely on account of the attainment of the performance goals established by the Committee with respect to such Performance Period. The awards payable for any Performance Period shall be distributed following the end of the respective Performance Period. Distribution of any award under the Plan shall be contingent upon the Committee’s certifying in writing that the performance goals and any other material terms applicable to such award were in fact satisfied, and, until the Committee so certifies, such award shall not be awarded.

(a)	Scheduled Vesting Date . Except as otherwise provided herein, all Awards shall vest on the third anniversary of the grant date such Stock Units were awarded (the "Scheduled Vesting Date").

(b)

Early Vesting and Early Distribution. If there shall be a Change of Control (provided that the Compensation Committee does not reasonably determine that the Change of Control is not an event described in Section 409A(a)(2)(A)(v) of the Code), or if a Participant's employment (a) shall be terminated by the Company without Cause or (b) shall be terminated by a Participant for Good Reason or by reason of his Retirement (provided, in the case of Retirement, the Plan shall have been in effect for at least three years) or (c) shall be terminated by the Company or the Participant by reason of his Disability, or if the Participant shall die while employed by the Company or a Subsidiary, then in such case as of such date of Change of Control or termination of employment, as the case may be, all Stock Units in a Participant's Account(s) shall vest and an equal number of shares of Company Stock shall be promptly issued in respect thereof; provided that such distribution shall be delayed for six months following his termination of employment if necessary to avoid tax penalties under Section 409A of the Code.

SECTION 8.	GENERAL PROVISIONS.

(a)

Effectiveness of the Plan. The Plan shall be effective with respect to fiscal years beginning on October 1, 2007 and continue until such time the Plan is amended, suspended, or terminated by the Board.

(b)

Amendment and Termination. Notwithstanding Section 7(a), the Board or the Committee may at any time amend, suspend, discontinue, or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance, or termination shall adversely affect the rights of any Participant in respect of any fiscal year which has already commenced and no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m).

(c)

Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(d)	No Right of Continued Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries.

(e)

No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(f)

Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant's interest under the Plan. The Company's obligations under this Plan are not assignable or transferable except to (i ) a corporation which acquires all or substantially all of the Company's assets, or ( ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant's beneficiaries, heirs, executors, administrators, or successors in interest.

(g)

Withholding . Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable Federal, state, and local income and employment taxes and any other amounts that the Company is required at law to deduct and withhold from such payment.

(h)

Severability . If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(i)	Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Texas, without reference to the principles of conflict of laws.

(j)	Headings . Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

APPENDIX A
LONG TERM INCENTIVE PLAN

PERFORMANCE CRITERIA
FOR FISCAL 2008-2009

On November 12, 2007 the Human Resources and Compensation Committee of the Board of Directors of the Company (the "Committee" ) established the aggregate earnings per share objective ( “EPS Target”) for the Performance Period consisting of the 2008 and 2009 fiscal years under the Company’s Long Term Incentive Plan (the "LTIP" ) in which each of Messrs. Michael J. Caliel, President and Chief Executive Officer, Raymond K. Guba, Chief Financial Officer, Curt L. Warnock, Senior Vice President and General Counsel, Robert B. Callahan, Senior Vice President of Human Resources, Christopher Haas, Vice President of Supply Chain, Edjuan Bailey, Vice President of Marketing, Richard Beck, Vice President of Operations, Johnny Menninga, Group Vice President, Glenn Schaefer, Group Vice President, Richard A. Nix, Group Vice President, Robert W. Lewey, Vice President of Tax, and Harvey Hammock, Vice President of Safety participate.

Under the LTIP, among other things, bonuses are to be paid to each such executive officer based upon the Company’s achievement of the applicable Performance Criteria for the two-year Performance Period consisting of 2008 and 2009 (the “ Two-Year Performance Period "). If at least 75 % of the EPS Target is achieved for a P erformance Period , the named executive officer is entitled to receive a percentage of his target award (the “LTIP Target Bonus" ), which target bonus is based on a predetermined percentage of his annual base salary as of the first day of the Performance Period. The percentage of the LTIP Target Bonus payable in respect of the Performance Period is based on achievement of the Performance Criteria during the Performance Period. If 50% o f the actual earnings per share of the Company (the "Actual EPS") for the Performance Period is 75% of the EPS Target for the P erformance Period, 100% of the LTIP Target Bonus if the a ctual EPS for the performance cycle is 100% of the EPS Target, and 200% of the LTIP Target Bonus if the a ctual EPS for the P erformance Period is 14 0% of the EPS Target, with interpolation between such EPS Target attainment percentages (refer to Exhibit 1: LTIP Payout Schedule attached hereto). No bonus is payable in respect of a P erformance Period if the a ctual EPS for such P erformance Period is less than 7 5% of the EPS Target.

The Target Bonus with respect to each executive officer may be adjusted at the discretion of the c ommittee prior to the commencement of a P erformance Period . The LTIP Target B onus for the T wo-Y ear Performance Period for each named executive officer of the Company is as follows: Michael J. Caliel - 175%; Raymond K. Guba - 150%; Curt L. Warnock - 125%; Robert B. Callahan - 125%; Christopher Haas – 100%; Edjuan Bailey – 100%; Richard Beck – 100%; Johnny Menninga – 100%; Glenn Schaefer – 100%; Richard A. Nix – 100%; Robert W. Lewey – 50%, and Harvey Hammock - 50%.

EXHIBIT #1

LTIP PAYOUT SCHEDULE 1

Corporate Performance Against EPS Target For the Performance Period	LTIP Incentive Plan Multiplier
<75%	0.00%
75%	50.00%
80%	60.00%
85%	70.00%
90%	80.00%
95%	90.00%
100%	100.00%
105%	112.50%
110%	125.00%
115%	137.50%
120%	150.00%
125%	162.50%
130%	175.00%
135%	187.50%
140% >	200.00%

1       Percent of participant’s targeted annual LTIP awarded will be interpolated on a straight line basis for EPS performance between threshold and maximum.

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